UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) :   October 26, 2004

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2929 Allen Parkway P.O. Box 2521 Houston, Texas 77252-2521
(Address of principal executive offices, including zip code)

(713) 759-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)  On October 26, 2004, TEPPCO Partners, L.P. (the “Registrant”) issued a press release announcing the election of Mr. Paul F. Ferguson Jr., to the Board of Directors of Texas Eastern Products Pipeline Company, LLC, the general partner of the Registrant.  Mr. Ferguson succeeds R.A. (Al) Walker on the board and as chairman of the Audit Committee and will serve as the designated financial expert for the Audit Committee.  Mr. Ferguson, age 55, previously served as senior vice president and treasurer of Duke Energy Corporation from 1997 to 1998, and senior vice president and chief financial officer of PanEnergy Corp. from 1995 to 1997. He held various other financial positions with PanEnergy from 1988 to 1995, and served as treasurer of Texas Eastern Corporation from 1988 to 1989.  Mr. Ferguson received a bachelors degree in business administration from the University of Texas at Austin and a masters degree from the Harvard Business School.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)          Exhibits:

Exhibit Number	Description

99.1	Press release of TEPPCO Partners, L.P., dated October 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

	By:	Texas Eastern Products Pipeline Company, LLC
General Partner

/s/ CHARLES H. LEONARD
Charles H. Leonard
Senior Vice President and
Chief Financial Officer

Date: October 27, 2004